UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       November 11, 2009

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Determinations for Certain Senior Executive Officers

On November 11, 2009, the Personnel and Compensation Committee of the Board of Directors of Citigroup Inc. (the “Committee”) approved an increase in the 2009 annual base salary for John Gerspach, Chief Financial Officer, from $400,000 to $500,000, and for James Forese, Co-Head, Global Markets, from $225,000 to $475,000, each in accordance with the approval granted by the Office of the Special Master for TARP Executive Compensation in the Determination Memorandum attached to its October 22, 2009 letter to Citigroup (the “Determination Memorandum”).  These increases are effective retroactive to November 1, 2009.  The Committee did not increase the 2009 annual base salary of Vikram Pandit, Chief Executive Officer, which remains $1 per year, or of Stephen Volk, Vice Chairman, which remains $500,000 per year.

The Committee also granted “stock salary” awards for fiscal year 2009, with values of $2,916,666, $5,433,333 and $3,400,000 for Messrs. Gerspach, Forese and Volk, respectively, in accordance with the approval granted by the Determination Memorandum.  No award of “stock salary” was made to Mr. Pandit.  The “stock salary” will be awarded in shares of Citigroup common stock issued under the 2009 Citi Stock Payment Program (the “CSPP”).  Awards will be made under the CSPP on November 30, 2009 to all executives who are eligible to participate in the CSPP.  The number of shares of common stock granted to the executives will be determined by dividing the value of the award by the NYSE closing price on November 30, 2009.  All awards made pursuant to the CSPP conform to the terms for “stock salary” payments set forth in the Determination Memorandum.

As with awards granted to all Citigroup executives under the CSPP, the shares of Citigroup common stock awarded to Messrs. Gerspach, Forese and Volk pursuant to the “stock salary” awards described above will be immediately vested on the award date.  Except as to shares withheld by Citigroup to satisfy tax withholding obligations, all such shares can only be sold or transferred by the executives in three equal annual installments beginning on January 20, 2011, provided that if Citigroup repays its obligations under the Troubled Asset Relief Program, or TARP, each annual installment can be sold or transferred one year earlier.

All “stock salary” awards under the CSPP are subject to the Emergency Economic Stabilization Act of 2008, as amended, and the regulations or interpretations promulgated thereunder, as well as the terms of the agreements between Citigroup and U.S. government.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2009		CITIGROUP INC.

	By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary